UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

YUKON-NEVADA GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-52699	Not Applicable
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

688 West Hastings Street, Suite 900
Vancouver, British Columbia V6B 1P1
(Address of principal executive offices) (Zip Code)

Company’s telephone number, including area code: (604) 688-9427

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Explanatory Note

This Current Report on Form 8-K/A is being filed by Yukon-Nevada Gold Corp. (the “Company”) as Amendment No. 1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2007 (the “Original Filing”). The Company is filing this Amendment No. 1 solely to supplement Item 8.01 of the Original Filing to include a description of the common shares of the Company.

The information previously reported in the Original Filing is incorporated herein by reference. Except as described in this Current Report, the Original Filing remains unchanged and is not amended hereby.

Item 8.01     Other Events.

Description of Common Shares

The authorized share capital of the Company consists of an unlimited number of common shares without par value of which, as at January 18, 2011, 687,691,252 common shares were issued and outstanding.

The Company has only one class of common shares, without any special rights or restrictions. The dividend entitlement of a shareholder of record is fixed at the time of declaration by the board of directors. A vested dividend entitlement does not lapse, but unclaimed dividends are subject to a statutory three year contract debts limitation. Each common share is entitled to one vote on the election of each director. There are no cumulative voting rights, in consequence of which a simple majority of votes at the annual meeting can elect all of the Company’s directors. Each common share carries with it the right to share equally with every other common share in dividends declared and in any distribution of the Company’s surplus assets after payment to creditors on any winding up, liquidation or dissolution. There are no sinking fund provisions. All common shares must be fully paid prior to issue and are thereafter subject to no further capital calls by the Company. There exists no discriminatory provision affecting any existing or prospective holder of common shares as a result of such shareholder owning a substantial number of shares.

Under the Business Corporations Act (British Columbia), the rights of shareholders may be changed only by the shareholders passing a special resolution approved by 2/3 of the votes cast at a general meeting of shareholders, the notice of which is accompanied by an information circular describing the proposed action and its effect on the shareholders. Any shareholder has the right to dissent to such resolution and to apply to the Supreme Court to be paid the fair value of such shareholder’s shares.

A shareholder or shareholders having in the aggregate 5% of the Company’s issued shares may requisition a meeting and the board of directors is required to hold such meeting within four months of such requisition. Admission to such meetings is open to registered shareholders and their duly appointed proxies. Others may be admitted subject to the pleasure of the meeting.

There are no provisions in the Company’s memorandum and articles that would have an effect of delaying, deferring or preventing a change in control and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company or any of its subsidiaries.

There is no provision in the Company’s articles setting a threshold or requiring or governing disclosure of shareholder ownership above any level. Securities Acts, regulations and the policies and rules thereunder in the Province of British Columbia, where the Company is a reporting company, require any person holding or having control of more than 10% of the issued shares of the Company to file insider returns disclosing such share holdings.

The information in the sections captioned “Item 10 – Additional Information – Exchange Controls” and “Item 10 – Additional Information – Taxation” contained in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the SEC on April 1, 2010 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON-NEVADA GOLD CORP.
Date: January 19, 2011
By: /s/ Shaun Heinrichs
Shaun Heinrichs
Chief Financial Officer